PRO-DEX, INC. AND SUBSIDIARIES

                        EMPLOYEE STOCK PURCHASE PLAN

                       1401 Walnut Street, Suite 540
                            Boulder, CO  80302
                              (303) 443-6136

                        200,000 SHARES/NO PAR VALUE

ARTICLE ONE - PURPOSE AND DEFINITIONS

Section 1.1 Purpose. The purpose of this Employee Stock Purchase Plan is to encourage eligible employees of Pro-Dex, Inc. and its Subsidiaries to acquire ownership of Pro-Dex, Inc. Common Stock thereby affording them the opportunity to share in the economic growth and success of the Company by the purchase the Company's Common Stock through payroll deductions.

Section 1.2 Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     a. "Beneficiary", with respect to a Participant, means the beneficiary designated by the Participant under the health, dental, and life insurance plan maintained by the Company or such other beneficiary as may be designated by a Participant for purposes of this Plan.

     b.  " Board of Directors" means the Board of Directors of Pro-Dex, Inc.

     c. "Code" means the Internal Revenue Code of 1986, as amended, and references thereto shall include the valid Treasury regulations issued thereunder.

     d. "Committee" means the Company Stock Purchase Plan Committee appointed by the Board of Directors of Pro-Dex, Inc. and charged with the administration of the Plan.

     e. "Common Stock" means shares of the no par value Common Stock of the Company and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 3.4.

     f. "Company" means Pro-Dex, Inc., or any successor by merger, purchase or otherwise .

     g. "Compensation" means the all cash compensation received by an employee for services.

     h.  "Effective Date" means 1 July 1998.

     i. "Employee" means any person who receives regular compensation from the Company or a Subsidiary thereof for services rendered as an employee and does not include any person who is receiving compensation from the Company or a Subsidiary thereof in the form of any type of a pension, severance, retainer, or fee under contract.

     j. "Exercise Date" means the date on which the employee completes the payment requirement and is entitled to delivery of the shares so purchased.

     k. "Fair Market Value", with respect to a share of Common Stock, means the last reported sale price for the Common Stock on NASDAQ, or the closing price for the Common Stock if the same is listed on any other national securities exchange on the applicable date during an Offering Period or, if there are no sales on said date, then on the next preceding date on which there were sales of the Company's Common Stock

     l. "Offering" means the offering of shares of Common Stock to Participants pursuant to this Plan.

     m. "Offering Date" means the 1st day of July and January of each year commencing with 1 July 1998; provided, however, that in the discretion of the Committee, an additional or substitute offering date may be selected, which may result in no offering date in any particular year. If any such date shall fall other than on a business day, the Offering Date shall be the next succeeding business day.

     n. "Offering Period" means the period from an Offering Date until the immediately succeeding Offering Date, unless otherwise determined by the Committee.

     o. "Option" means the right of an employee to purchase Common Stock under the Plan.

     p. "Participant" means an Employee (other than excluded persons pursuant to Section 2.2) who has elected to participate in the Plan.

     q. "Plan" means the Pro-Dex, Inc. Employee Stock Purchase Plan, an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, together with any and all amendments thereto.

     r. "Stock Purchase Account", with respect to a Participant, means the account established on the books and records of the Company or a Subsidiary thereof for such Participant representing the payroll deductions credited to such account in accordance with the provisions of the Plan.

     s. "Subsidiary" means any corporation, fifty (50%) or more of the total combined voting power of all classes of stock of which is beneficially owned, directly or indirectly, by the Company.


ARTICLE TWO - PARTICIPATION

Section 2.1  Participation Requirements.

     a. Commencement of Participation. Subject to Section 2.2 and Section 3.2(b), each person who is an Employee on the Effective Date may elect, pursuant to Article Four, to become a Participant in the Plan on such date. Each person who becomes an Employee after the Effective Date may become a Participant in the Plan on the Offering Date coinciding with or next following the date on which such person becomes an eligible Employee, subject to the exclusions in Section 2.2 below.

     b. Eligibility of Former Participants. If a person terminates employment with the Company after becoming a Participant and subsequently resumes employment with the Company, such person will again become eligible to participate on the Offering Date coinciding with or next following such resumption of employment with the Company.

     c. Leave of Absence. For purposes of participation in the Plan, unless otherwise determined by the Committee, a person on leave of absence shall be deemed to be an Employee for the first 90 days of such leave of absence and such Employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's leave of absence, other than termination of such leave of absence on return to full-time or part-time employment, shall terminate an Employee's employment for all purposes of the Plan and shall terminate such Employee's participation in the Plan and right to exercise any option.

Section 2.2 Exclusions. Notwithstanding any provision of the Plan to the contrary, in no event shall the following persons be eligible to participate in the Plan:

     a.  Any Employee who has been employed for less than six (6) months;

     b. Any Employee whose customary employment is twenty (20) hours or less per week;

     c.  Any Employee whose customary employment is for not more than five
(5) months in any calendar year;

     d. Any Employee who, as of the last day of an Offering Period, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary; provided, however, that stock owned directly, indirectly, or through attribution of stock ownership from brothers, sisters, spouses, ancestors, and lineal descendants pursuant to Code Section 424(d) or any successor thereto shall be considered for purposes of this determination; or

     e. Certain highly compensated employees as designated by the Committee prior to each Offering Date.

ARTICLE THREE - OFFERING OF COMMON STOCK

Section 3.1 Reservation of Common Stock. The Board of Directors has reserved 200,000 shares of Common Stock for the Plan, subject to adjustment in accordance with Section 3.4.

Section 3.2  Offering of Common Stock.

     a. General. Subject to Section 3.2(b), each Participant in the Plan on an Offering Date shall be entitled to purchase shares of Common Stock on the last day of the Offering Period beginning with such Offering Date. Such purchase shall be made by having the purchase price for such shares deducted from Participant's compensation during such Offering Period pursuant to Article Four. The purchase price for such shares of Common Stock shall be determined under Section 3.3 of this Plan.

     b. Limitations. (1) Prior to each Offering Date, the Committee shall determine the total number of shares for which options may be granted during the Offering Period, not to exceed the total number of share reserved pursuant to Section 3.1, less shares issued or issuable upon exercise of outstanding options, (2) the Committee may, in its discretion, provide that the amount of stock that may be purchased by any employee shall bear a uniform relationship to total compensation, and (3) notwithstanding Section 3.2(a), the maximum number of shares of Common Stock a Participant may purchase within the same calendar year, under all "employee stock purchase plans" within the meaning of
Section 423(b) of the Code sponsored by the Company or an Subsidiary thereof, shall be limited to that number of shares having a total fair market value (determined as of the date of each Offering) that does not exceed Twenty Five Thousand ($25,000.00) Dollars for any one calendar year during which the Plan is in effect.

Section 3.3  Option Provisions.

     a. Determination of Purchase Price of Offered Common Stock. The purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be the lower of eighty-five (85%) of the Fair Market Value of a share of Common Stock as of the first day of the Offering Period for such Offering or, eighty-five (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date, however, in no event shall the purchase price be less than $2.00 per share, unless the Committee in its discretion so determines.

     b. Option Term. Options granted under the Plan cannot be exercised after the expiration of the Offering Period.

Section 3.4 Effect of Certain Transactions. The number of shares of Common Stock reserved for the Plan pursuant to Section 3.1, the maximum number of shares of Common Stock offered pursuant to Section 3.2b, and the determination under Section 3.3 of the purchase price per share of the shares of Common Stock offered to Participants pursuant to an Offering shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, a consolidation of shares, the payment of a stock dividend, or any other capital adjustment affecting the number of issued shares of Common Stock. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, recapitalization, merger, consolidation, or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance under the Plan but not yet purchased by Participants, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

ARTICLE FOUR - PAYROLL DEDUCTIONS

Section 4.1 Payroll Deduction Elections. Any Employee eligible to participate in the Plan may elect to have the Company deduct from the Compensation payable to such Employee during each Offering Period any amount between one percent (1%) and ten percent (10%) of such Participant's Compensation, in whole multiples of one percent (1%). Such election shall be made by delivering to the Company during the thirty day period preceding such Offering Period a written direction to make such deductions. Such election shall become effective as of the first date of such Participant's first pay period that begins on or after the first day of such Offering Period and shall remain effective for each successive pay period and for each subsequent Offering until changed or terminated pursuant to this Article Four. The percentage deduction specified by the Participation will be deducted from each payment of Compensation made to the Participant.

Section 4.2  Election to Increase or Decrease Payroll Deductions.  Subject to
Section 4.4, a Participant who has a payroll deduction election in effect under Section 4.1 may prospectively increase or decrease during an Offering Period the percentage amount of the deductions being made by the Company from such Participant's Compensation (including a decrease to zero) by delivering to the Company written direction to make such change. Such change shall become effective as soon as practicable after the Company's receipt of such written direction and shall remain in effect until changed or terminated pursuant to this Article Four. A Participant shall be permitted to increase or decrease the percentage amount of the deductions being made from such Participant's Compensation only once during an Offering Period; provided, however, a Participant may terminate the deductions being made from such Participant's Compensation at any time during an Offering Period notwithstanding any prior change in the amount of such Participant's Compensation deductions during an Offering Period. If a Participant terminates deductions, such Participant cannot resume deductions during that Offering Period.

Section 4.3 Elections During Leave of Absence. If a Participant goes on leave of absence, such Participant shall have the right to elect:

     a.  to withdraw the balance in his or her account pursuant to Section
5.3,

     b. to discontinue contributions to the Plan but remain a participant in the Plan,

     c. to remain a Participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan, in care of the Company, at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions, or

     d. to remain a Participant in the Plan during such leave of absence, undertaking to make cash payments to the Plan, in care of the Company, to exercise such Participant's options.

Section 4.4 Termination of Election Upon Termination of Employment. The termination of employment of a Participant for any reason shall automatically terminate the election of such Participant to have amounts deducted from such Participant's Compensation pursuant to this Article Four that is then in effect. Such termination shall be effective immediately following the pay period during which such termination of employment occurs, but shall not affect the deduction from Compensation for the pay period.

Section 4.5 Form of Elections. Any written direction by any Participant with respect to any deductions from Compensation pursuant to this Article Four shall be on a form furnished by the Company for such purpose and shall be made by having such Participant complete, sign, and file such form with the Company in the manner prescribed from time to time by the Company.

ARTICLE FIVE - STOCK PURCHASE ACCOUNTS AND PURCHASE OF COMMON STOCK

Section 5.1 Stock Purchase Accounts. A Stock Purchase Account shall be established and maintained on the books and records of the Company for each Participant. Amounts deducted from a Participant's Compensation pursuant to Article Four shall be credited to such Participant's Stock Purchase Account. No interest or other increment shall accrue or be payable to any Participant with respect to any amounts credited to such Stock Purchase Accounts. All amounts credited to such Stock Purchase Accounts shall be withdrawn, paid, or applied toward the purchase of Common Stock pursuant to the provisions of this Article Five.

Section 5.2  Purchase of Common Stock.

     a. General. As of the last day of each Offering Period, the amount to the credit of a Participant in such Participant's Stock Purchase Account shall be used to purchase from the Company on such Participant's behalf the largest number of whole shares of Common Stock that can be purchased at the price determined under Section 3.3 with the amount then credited to such Participant's Stock Purchase Account, subject to the limitations set forth in Article Three on the maximum number of shares of Common Stock such Participant may purchase. As of such date, such Participant's Stock Purchase Account shall be charged with the aggregate purchase price of the shares of Common Stock purchased on such Participant's behalf. No brokerage or other fees are to be charged upon a purchase. Stock transfer taxes, if any, shall be paid by the Company. The remaining balance, if any, credited to such Participant's Stock Purchase Account shall be carried forward and used to purchase shares of Common Stock in the next succeeding Offering Period.

     b. Issuance of Common Stock. The shares of Common Stock purchased for a Participant on the last day of an Offering Period shall be deemed to have been issued by the Company for all purposes as of the close of business on such date. Prior to such date, none of the rights and privileges of a shareholder of the Company shall exist with respect to such shares of Common Stock. As soon as practicable after the end of an Offering Period the Company shall issue and deliver, or shall cause its stock transfer agent to issue and deliver, a certificate for the number of shares of Common Stock purchased for a Participant, which certificate shall be issued in the Participant's name or, if so specified by the Participant, in the name of the Participant and such other person as the Participant shall designate as joint tenants with the right of survivorship. In lieu of issuing a certificate, the Company may elect to deliver to the Participant a statement which shall indicate the number of shares of Common Stock purchased for such Participant on the last day of such Offering Period and the aggregate number of shares of Common Stock held on behalf of such Participant under the Plan.

     c. Insufficient Common Stock Available. If, as of the last day of any Offering Period, the aggregate Stock Purchase Accounts available for the purchase of shares of Common Stock pursuant to Section 5.2a would purchase a number of shares of Common Stock in excess of the number of shares of Common Stock then available for purchase under the Plan, then (1) the number of shares of Common Stock that would otherwise be purchased for each Participant on such date shall be reduced proportionately to the extent necessary to eliminate such excess, (2) the remaining balance to the credit of each Participant in each such Participant's Stock Purchase Account shall be distributed to each Participant, and (3) the Plan shall terminate automatically upon the distribution of the remaining balance in such Stock Purchase Accounts.


Section 5.3 Withdrawal From Plan Prior to Purchase of Common Stock. In the event (a) a Participant elects in writing for any reason to withdraw from the Plan during an Offering Period, (b) a Participant's employment with the Company or a Subsidiary thereof terminates due to death, retirement, or disability prior to the end of an Offering Period, or (c) a Participant's employment with the Company terminates for any reason other than death, retirement, or disability prior to the end of such an Offering Period, then the entire amount to the credit of such Participant in such Participant's Stock Purchase Account shall be distributed to such Participant (or, if such Participant is deceased, to such Participant's Beneficiary) as soon as administratively practicable after such termination of employment or withdrawal (as the case may be).

ARTICLE SIX - COMMITTEE

Section 6.1 Powers of the Committee. The Committee shall administer the Plan. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly. Not in limitation of the foregoing, the Committee shall have the authority and complete discretion to construe and interpret the Plan and to determine all questions that shall arise thereunder. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons.

Section 6.2 Indemnification of the Committee. The Company agrees to indemnify and hold harmless the members of the Committee against any liabilities, loss, costs, or damage that they may incur in acting as such members and to assume the defense of any and all allocations, suits, or proceedings against the members of the Committee, to the extent permitted by applicable law.

ARTICLE SEVEN - AMENDMENT AND TERMINATION

Section 7.1 Amendment of Plan. The Company expressly reserves the right, at any time and from time to time, to amend in whole or in part any of the terms and provisions of the Plan; provided, however, no amendment may, without the approval of the shareholders of the Company, (a) increase the number of shares of Common Stock reserved under the Plan, (b) change the method of determining the purchase price for shares of Common Stock, (c) materially increase the benefits accruing to Participants, or (d) materially change the eligibility requirement for participation in the Plan.

Section 7.2 Termination/Suspension of the Plan. The Company expressly reserves the right, at any time and for whatever reason it may deem appropriate, to terminate or suspend the Plan. If not sooner terminated (a) pursuant to the preceding sentence, or (b) pursuant to Section 5.2c, the Plan shall continue in effect through 30 June 2002. Upon any termination of the Plan, the entire amount credited to the Stock Purchase Account of each Participant shall be distributed to each such Participant.

Section 7.3 Procedure for Amendment, Termination or Suspension. Any amendment to the Plan or termination/suspension of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination/suspension of the Plan shall be made by the Company by resolution of the Committee or the Board of Directors (subject to Section 7.1) and shall not require the approval or consent of any Participant or Beneficiary in order to be effective.

ARTICLE EIGHT - MISCELLANEOUS

Section 8.1 Adoption by a Subsidiary. A Subsidiary may, with the approval of the Board of Directors and the board of directors of such Subsidiary, elect to adopt the Plan as of a date mutually agreeable to the Board of Directors and the board of directors of such Subsidiary. Any such adoption of the Plan by a Subsidiary shall be evidenced by an appropriate instrument of adoption executed by such Subsidiary.

Section 8.2 Authorization and Delegation to the Board of Directors. Each Subsidiary which is or hereafter adopts the Plan authorizes and empowers the Board of Directors (a) to amend or terminate/suspend the Plan without further action by said Subsidiary as provided in Article Seven and (b) to perform such other acts and to do such other things as the Board of Directors is expressly directed, authorized, or permitted to perform or do as provided herein.

Section 8.3 Transferability of Rights. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution and are exercisable during a Participant's lifetime only by the Participant.

Section 8.4 No Employment Rights. Participation in the Plan shall not give any employee of the Company or any Subsidiary any right to remain employed or, upon termination of employment, any right or interest in the Plan, except as expressly provided herein.

Section 8.5 Compliance with Law. No shares of Common Stock shall be issued under the Plan prior to compliance by the Company to the satisfaction of its special securities counsel with any applicable law.

Section 8.6 Effectiveness and Approval of Plan. This Plan shall become effective on 1 July 1998, provided it is approved and ratified by the shareholders of the Company. In the event that the Plan is not so approved, all amounts deducted from the Compensation of Participants and credited to each Participant's Stock Purchase Account shall be refunded to each such Participant without interest as soon as administratively practicable.

Section 8.7 Construction. Article, Section and paragraph headings have been inserted in the Plan for convenience of reference only and are to be ignored in any construction of the provisions hereof. If any provisions of the Plan shall be invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable, and fully effective. It is the intent that the Plan shall at all times constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the Code, and the Plan shall be construed, administered, regulated, and governed by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the State of Colorado.

Section 8.8 Administration. The Secretary of the Company shall maintain a copy of the Plan, and any amendments thereto.



   By:_______________________________     By:____________________________
      Kent E. Searl, Acting President        George J. Isaac, Secretary